Exhibit 16.1

September 30, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 14, 1998 of Jordan American Holdings, Inc. and are in agreement with the statements contained therein.

                           Very truly yours,

                           /s/ Arthur F. Bell, Jr. & Associates, L.L.C.
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                           Arthur F. Bell, Jr. & Associates, L.L.C.